UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Equity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EQUITY BANCSHARES, INC.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

March 22, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Equity Bancshares, Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”) will be held on April 26, 2017 at 5:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206. The Annual Meeting is being held for the following purposes:

1.	To elect four Class III members of the Company’s Board of Directors to serve until the Company’s 2020 annual meeting of stockholders, each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.	To approve the Company’s Annual Executive Incentive Plan, including approval of the material terms of the performance goals under the Annual Executive Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

4.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

These proposals are described in the accompanying proxy statement. The Board of Directors has fixed the close of business on March 13, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the Annual Meeting in person, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting. You can vote your shares by properly completing, signing and returning the enclosed proxy card or voting via the Internet pursuant to the instructions provided on the enclosed proxy card. If you attend the Annual Meeting and would like to vote in person, you may do so even if you have already dated, signed and returned your proxy card.

By Order of the Board of Directors,

Brad S. Elliott

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

You are cordially invited and urged to attend the Annual Meeting. Your participation in the Company’s affairs is important. Whether or not you plan to attend the Annual Meeting, please vote by completing, dating and signing the enclosed proxy card and promptly mailing it in the enclosed envelope, or via the Internet pursuant to the instructions provided on the enclosed proxy card. You can revoke your proxy in writing at any time before the Annual Meeting, so long as your written request is received by our corporate secretary before the call to order of the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned the proxy card.

EQUITY BANCSHARES, INC.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Equity Bancshares, Inc. for use at the Equity Bancshares, Inc. 2017 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, references to “Equity,” the “Company,” “we,” “us,” “our” and similar expressions refer to Equity Bancshares, Inc., unless the context or a particular reference provides otherwise. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

The Board requests your proxy for the Annual Meeting that will be held on April 26, 2017, at 5:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206, for the purposes set forth in the accompanying notice (the “Notice”) and described in this Proxy Statement. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

This Proxy Statement, Notice of Annual Meeting, and Proxy Card are being mailed and released to stockholders on or about March 27, 2017

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for discretionary matters, which include the election of directors and approval of the Annual Executive Incentive Plan without your instructions as to how to vote. Please return your proxy card or vote via the Internet so that your vote can be counted.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 26, 2017.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at investor.equitybank.com:

•	Notice of 2017 Annual Meeting of Stockholders to be held on Wednesday, April 26, 2017;

•	Proxy Statement for 2017 Annual Meeting of Stockholders to be held on Wednesday, April 26, 2017;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

ABOUT THE ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting will be held on April 26, 2017 at 5:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Annual Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s stockholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

1.	To elect four Class III members of the Company’s Board to serve until the Company’s 2020 annual meeting of stockholders, each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.	To approve the Annual Executive Incentive Plan, including the material terms of the performance goals under the Annual Executive Incentive Plan for purposes of Section 162(m) of the Code; and

4.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is a record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 13, 2017 (the “Record Date”). The Record Date is established by the Board as required by the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), Amended and Restated Bylaws (the “Bylaws”) and Kansas law. On the Record Date, 11,638,010 shares of Class A Common Stock were outstanding.

Who is entitled to vote at the annual meeting?

Holders of Class A Common Stock as of the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting. The Company’s Articles prohibit cumulative voting in the election of directors by the common stock of the Company.

The holders of at least one-half of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s stockholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the Class A Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

Our Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) is non-voting and will have no voting rights at our Annual Meeting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by Continental at the Company’s request. On the Record Date, the company had 273 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Equity’s proxy statements, annual reports and related materials, or if you share an address with another Equity stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to Item 2—the ratification of the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Item 1—the election of directors to the Company’s Board, Item 3—the approval of the Company’s Annual Executive Incentive Plan.

How do I vote my shares?

If you are a record holder, you may vote your Class A Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you have two ways to vote:

•	mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	go to the website www.cstproxyvote.com and follow the instructions for Internet voting on that website.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your Class A Common Stock at the Annual Meeting in accordance with your instructions. The Board has appointed Brad S. Elliott and Gregory H. Kossover to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. Please note that Internet voting will close at 6:00 p.m., Central Time, on April 25, 2017. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Item 2—the ratification of the appointment of Crowe Chizek LLP.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.

Alternatively, if you hold your shares in “street name” and you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the election of directors, you may vote for the election of each nominee, against the election of each nominee, or abstain from voting for the election of each nominee. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Crowe Chizek LLP; and

Item 3—FOR the approval of the Company’s Annual Executive Incentive Plan.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item 1—FOR the election of each nominee for director;

Item 2—FOR the ratification of the appointment of Crowe Chizek LLP; and

Item 3—FOR the approval of the Company’s Annual Executive Incentive Plan.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on Item 2—the ratification of the appointment of Crowe Chizek LLP.

May I change my vote after I have submitted my proxy card?

Yes. Each stockholder giving a proxy has the power to revoke it at any time before the Annual Meeting is called to order. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by our corporate secretary of either (1) an instrument revoking the proxy, (2) a duly executed proxy bearing a later date than the preceding proxy, (3) logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card, or (4) attending the Annual Meeting and voting your shares in person. Your attendance alone at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the corporate secretary of the Company before the Annual Meeting is called to order.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Corporate Secretary. If you are a “street name” holder, contact your bank, broker or other nominee so that they can provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting.

Item 1: The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 2: The ratification of Crowe Chizek LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 3: The approval of the Annual Executive Incentive Plan will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

What is a quorum?

Generally, a quorum is defined as the number of shares that are required to be present at the Annual Meeting so that the results of voting on a particular proposal at the Annual Meeting will be deemed to be the act of the stockholders as a whole. With respect to Equity, a quorum is determined by counting the relevant number of shares of Class A Common Stock represented in person or by proxy at the Annual Meeting. If you submit a properly executed Proxy Card (via mail or the Internet), you will be considered part of the quorum even if do not attend the Annual Meeting. The presence in person or by proxy of one-half of the Class A Common Stock outstanding on the Record Date will constitute a quorum.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Annual Meeting is Item 2—the ratification of the appointment of the independent registered public accounting firm. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. However, broker non-votes will not be counted for purposes of determining the number of shares of stock having voting power present in person or represented by proxy.

For matters requiring the affirmative vote of the majority of stock having voting power present in person or represented by proxy, abstentions are included in the denominator as shares “present” or “represented” and have the same practical effect as a vote “against” a proposal.

Item 1: An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Item 2: Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Item 3: An abstention with respect to approval of the Annual Executive Incentive Plan will have the effect of a vote against the approval of the Annual Executive Incentive Plan. A broker non-vote will not affect the outcome of this proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of soliciting stockholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Class A Common Stock. We also may engage a proxy solicitation firm to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for its services, plus out-of-pocket expenses.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with our Bylaws. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: John Hanley, Senior Vice President and Director of Investor Relations or call (316) 612-6000 and ask for John Hanley.

ITEM ONE: ELECTION OF DIRECTORS

Classification of the Company’s Directors

In accordance with the terms of our Articles, our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, and is divided as follows:

•	The Class I directors are James L. Berglund, Dan R. Bowers, Roger A. Buller, Michael R. Downing and Shawn D. Penner. Their term will expire at the annual meeting of stockholders to be held in 2019;

•	The Class II directors are Brad S. Elliott, Randee R. Koger, Gregory H. Kossover, Jerry P. Maland and Harvey R. Sorensen. Their term will expire at the annual meeting of stockholders to be held in 2018; and

•	The Class III directors are Gary C. Allerheiligen, Jeff A. Bloomer, P. John Eck, and Gregory L. Gaeddert. Their term will expire at the annual meeting of stockholders to be held in 2017.

Election Procedures; Term of Office

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor or until such director’s earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Corporate Governance and Nominating Committee has recommended to the independent members of our Board, and the independent members of the Board, meeting in an executive session, have approved the nomination of, Gary C. Allerheiligen, Jeff A. Bloomer, P. John Eck, and Gregory L. Gaeddert to fill the Class III director seats, and the independent members of the Board recommend these nominees for election by our stockholders as members of the Board. Each of the nominees currently serves as a Class III director. The Class III nominees, if elected at the Annual Meeting, will serve until the annual meeting of stockholders in 2020.

Each Class III nominee receiving the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting will be elected. Unless instructed to abstain or vote against one or more of the nominees, all shares of Class A Common Stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of the majority of the directors then in office, even if the remaining directors constitute less than a quorum of the full Board. In accordance with our Articles, the term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class of directors in which such vacancy occurred.

In accordance with the terms of the Agreement and Plan of Reorganization, dated July 14, 2016, by and between the Company and Community First Bancshares, Inc., the Company agreed to appoint two directors of Community First Bancshares, Inc. to the Company’s Board in connection with the closing of the merger. Accordingly, the Company appointed Dan R. Bowers and Jerry P. Maland to its Board. Messrs. Bowers and

Maland will serve in such capacity until the annual meeting of stockholders of the Company following the merger in which their respective class of directors will be subject to nomination and election, and Messrs. Bowers and Maland will be nominated to sit for election at such annual meeting and the full Board will recommend the election of these directors to the Company’s stockholders. Mr. Bowers was appointed to be a Class I director and his term will expire at the annual meeting of stockholders to be held in 2019. Mr. Maland was appointed to be a Class II director and his term will expire at the annual meeting of stockholders to be held in 2018. Messrs. Bowers and Maland were also appointed to serve on the board of directors of Equity Bank under the terms of such merger agreement.

Nominees for Election

The following table sets forth the name, age, position with the Company and director class for each nominee for election as a director of the Company:

Name	Age	Position(s) with Equity	Class
Gary C. Allerheiligen	69	Director	III
Jeff A. Bloomer	59	Director	III
P. John Eck	68	Director	III
Gregory L. Gaeddert	55	Director	III

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

Gary C. Allerheiligen has served as a member of our Board since 2014. Mr. Allerheiligen was a partner at Grant Thornton LLP from 1987 to his retirement in 2010, where he most recently served as a managing partner. Mr. Allerheiligen is a certified public accountant and is the past Chairman of the Board of the Kansas Society of Certified Public Accountants (“KSPCA”) and has served as the KSPCA’s elected member to the governing council of the American Institute of Certified Public Accountants. He is also a member of the Board of Trustees and Executive Committee of Emporia State University Foundation and member of the Board of Kansas Christian Home. He is a former member of the School of Business Advisory Board at Emporia State University. Mr. Allerheiligen holds a Bachelor of Science in Business from Emporia State University. Mr. Allerheiligen’s experience and qualifications provide sound leadership to the Board. In addition, as a certified public accountant, Mr. Allerheiligen brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Jeff A. Bloomer has served as a member of our Board since 2014. Since 2008, Mr. Bloomer has worked for Sunrise Oilfield Supply and is currently its President and Chief Operating Officer. Prior to 2008, Mr. Bloomer was Chief Operating Officer of Leslie Rudd Investment Company. Before joining Leslie Rudd Investment Company, he was Chief Executive Officer of IFR Systems, Inc., a NASDAQ listed company. Mr. Bloomer serves on the board of the Kansas Independent Oil and Gas Association and as a trustee of the Sedgwick County Zoo. He graduated from Emporia State University with a Bachelor of Science degree in Mathematics. Mr. Bloomer’s leadership experience of a NASDAQ listed company and diversified business experience qualifies him to serve on our Board.

P. John Eck has served as a member of our Board since 2003. Mr. Eck is currently the owner of AGV Corp., an upstream oil and gas company, and Eck Agency, Inc., a property and casualty insurance company. Mr. Eck is also an owner of Auto Finance Corp. and an investor in numerous other entrepreneurial enterprises. He has served on the School Board, City Council, and Hospital Board in Attica, Kansas. He graduated from Fort Hays State University with a Bachelor of Science degree in Business. His experience and qualifications provide sound leadership to the Board. In addition, Mr. Eck brings strong accounting, oil and gas expertise, insurance and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Gregory L. Gaeddert has served as a member of our Board since 2007. Mr. Gaeddert has served as Managing Partner of B12 Capital Partners, LLC since 2006. Prior to co-founding B12 Capital Partners, LLC in 2006, Mr. Gaeddert was employed in various capacities by Commerce Bancshares, Inc. and its affiliates, including serving as Kansas City officer manager for its private equity arm, Capital For Business, Inc. He also served in various management roles for Commerce Bank in Wichita and Kansas City, including serving as Executive Vice President and Commercial Group Manager, Executive Committee and Senior Loan Committee member for the Wichita Bank. Mr. Gaeddert currently serves on the board of directors of Great Plains Ventures, Inc., IBT Industrial Solutions and several of B12 Capital Partners’ portfolio companies. Mr. Gaeddert graduated from Bethel College with a degree in Economics and Business Administration and he earned a Master of Business Administration degree from the University of Kansas. His experience and qualifications provide sound leadership to the Board. In addition, Mr. Gaeddert brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

Vote Required

The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our Class I and Class II directors whose terms of office do not expire at the Annual Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Position(s) with Equity	Class	Director’s Term Expires
Directors Continuing until 2018:
Brad S. Elliott	50	Chairman and Chief Executive Officer	II	2018
Randee R. Koger	55	Director	II	2018
Gregory H. Kossover	54	Director, Executive Vice President and Chief Financial Officer	II	2018
Jerry P. Maland	67	Director	II	2018
Harvey R. Sorensen	69	Director	II	2018

Directors Continuing until 2019:
James L. Berglund	82	Director	I	2019
Dan R. Bowers	59	Director	I	2019
Roger A. Buller	69	Director	I	2019
Michael R. Downing	54	Director	I	2019
Shawn D. Penner	47	Director	I	2019

Non-Director Executive Officers:
Wendell L. Bontrager	48	Equity Bank President
Patrick J. Harbert	43	Executive Vice President and Community Markets President
Julie A. Huber	47	Executive Vice President and Chief Credit Officer, Secretary
Jennifer A. Johnson	53	Executive Vice President, Chief Operations Officer and Chief Information Officer
Ann B. Main	58	Executive Vice President and Ozark Mountain Region President
Rolando Mayans	66	Executive Vice President and Chief Risk Officer
Elizabeth A. Money	48	Executive Vice President and Retail Director

Set forth below is the background, business experience, attributes, qualifications and skills of the Company’s continuing directors and executive officers. Executive officers serve at the discretion of the Board.

Directors Continuing in Office Until the 2018 Annual Meeting:

Brad S. Elliott is our founder, Chairman and Chief Executive Officer. He also serves as Chairman and Chief Executive Officer of Equity Bank. Before founding the Company in 2002, Mr. Elliott served as Director of Marketing at Koch Industries, Inc., a privately-held multinational corporation. Prior to joining Koch Industries, Inc., he served as a Regional President at Sunflower Bank, a community bank with locations throughout Kansas, Colorado and Missouri. Prior to joining Sunflower Bank, Mr. Elliott was employed in various capacities by Home State Bank and Trust for six years following graduation from McPherson College with a Bachelor of Science degree in Finance and Management. Mr. Elliott is also a graduate of the Stonier Graduate School of Banking. He has served on the board of directors for the Wichita Area Chamber of

Commerce, the Wichita State University Shocker Athletic Scholarship Organization, PCS Advisory Board, Via Christi Health, and the Kansas Bankers Association. Mr. Elliott adds financial services experience, especially lending and asset liability management to the Board, as well as a deep understanding of the Company’s business and operations. Mr. Elliott also brings risk and operations management and strategic planning expertise to the Board, skills that are important as we continue to implement our business strategy and acquire and integrate growth opportunities.

Randee R. Koger has served as a member of our Board since 2003. Ms. Koger is currently a partner with the law firm of Wise & Reber, L.C. where she has practiced since 1991. Ms. Koger is a certified public accountant (currently inactive) and is a graduate of Oklahoma State University and the University of Tulsa College of Law. She has served on numerous civic and charitable boards and is the past president of the Tax Section of the Kansas Bar Association, the McPherson Chamber of Commerce and United Way of McPherson County. Ms. Koger brings legal, accounting and tax experience to the Board, providing oversight to our financial reporting, enterprise and operational risk management.

Gregory H. Kossover has served as Executive Vice President and Chief Financial Officer and as Executive Vice President of Equity Bank since October 2013. He has served as a member of our Board since December 2011. Prior to joining the Company, Mr. Kossover served as President of Physicians Development Group, a builder and manager of senior living facilities in the Wichita, Kansas metropolitan area, from 2012 to 2013. From 2004 to 2011 he served as Chief Executive Officer of Value Place, LLC, one of the largest economy extended stay lodging franchises in the United States. Mr. Kossover previously served as Treasurer of Western Financial Corporation, a publicly-held thrift holding company. Mr. Kossover graduated from Emporia State University with a Bachelor of Science degree in Accounting and has successfully completed the Uniform Certified Public Accountants exam. Mr. Kossover’s leadership and financial experience provide important oversight of our financial reporting and enterprise and operational risk management to the Board.

Jerry P. Maland has served as a member of our Board since 2016. From 2005 until the Company’s acquisition of Community First Bancshares, Inc., Mr. Maland served as Chairman and Chief Executive Officer of Community First Bancshares, Inc. and its subsidiary bank, Community First Bank. Prior to joining Community First Bank, Mr. Maland owned and operated multiple McDonald’s franchises. Mr. Maland currently serves on the board of directors of several local charitable organizations in Harrison, Arkansas. He is a graduate of Luther College and holds a Bachelor of Science. Mr. Maland has significant experience in the banking industry in the North Arkansas market area, which is important to the Board’s oversight and the Company’s integration of this market.

Harvey R. Sorensen has served as a member of our Board since 2003. Mr. Sorensen has been a partner of Foulston Siefkin LLP, Kansas’s largest law firm, since 1978. His practice focuses on mergers and acquisitions, private equity transactions, venture capital investments and tax matters. Mr. Sorensen is a graduate of the Northwestern University School of Law, the Boston University Graduate School of Management and Beloit College. He is active in a variety of civic and charitable organizations and currently serves as Chairman of The Orpheum Theatre Board of Directors. Mr. Sorensen provides the Board with mergers and acquisitions and corporate governance experience in addition to his active involvement in many professional, civic and charitable organizations.

Directors Continuing in Office Until the 2019 Annual Meeting:

James L. Berglund has served as a member of our Board since 2007. He worked for Sunflower Bank for 35 years, serving as President and Chief Executive Officer for twenty of those years. Since his retirement from Sunflower Bank in 2005, Mr. Berglund has served as lending consultant and on the board of directors of the State Bank of Osborne, Kansas. Mr. Berglund holds a Bachelor of Science in Business and a Juris Doctor from the University of Kansas. Mr. Berglund’s extensive banking experience and knowledge of the Kansas banking industry qualify him to serve on our Board.

Dan R. Bowers has served as a member of our Board since 2016. Mr. Bowers is a licensed attorney who has practiced law in Harrison, Arkansas for more than thirty years. He formerly served as a director, Vice Chairman and Secretary of Community First Bancshares, Inc. and its subsidiary bank, Community First Bank, and as a director of White River Bancshares Company and its subsidiary bank, Signature Bank. He received his Bachelor of Arts degree and his Juris Doctor degree from the University of Arkansas. Mr. Bowers currently serves on the board of the North Arkansas Regional Medical Center. Mr. Bowers legal experience and banking experience in the North Arkansas market area, provide valuable experience and insight to the Board.

Roger A. Buller has served as a member of our Board since 2006. Mr. Buller has served as a Senior Vice President and Regional Manager of Benjamin F. Edwards & Co., a financial advisory firm, since 2010. Prior to 2010, Mr. Buller served as Senior Vice President of A.G. Edwards and after the firm was acquired, Wachovia Securities and Wells Fargo Advisors. He also served on the board of A.G. Edwards’ brokerage subsidiary. Mr. Buller is a graduate of Wichita State University and holds a Bachelor of Business Administration degree. Mr. Buller provides excellent wealth management experience and enterprise and operational risk management skills to our Board.

Michael R. Downing has served as a member of our Board since 2008. Mr. Downing was the President, Chief Executive Officer and a director of Ellis State Bank from 1989 until the Company’s acquisition of Ellis State Bank in 2008. From 2008 until his retirement in 2012, he served as Western Kansas Market President for Equity Bank. He is currently involved in real estate sales, development and investment projects. At the appointment of the Governor of Kansas, he served two terms on the board of the Office of the State Bank Commissioner of Kansas. Prior to joining Ellis State Bank, Mr. Downing was a Field Examiner for the Office of the State Bank Commissioner from 1985 to 1989. Mr. Downing graduated from Fort Hays State University with a Bachelor of Science degree in Finance. Mr. Downing adds significant financial services industry expertise relevant to our community banking and commercial lending businesses. His leadership experience with a financial services company is important to the oversight of our business model.

Shawn D. Penner has served as a member of our Board since 2003. Mr. Penner is the owner of Shamrock Development, LLC, a real estate development firm, which he founded in 1997. He also serves as a director of First Federal of Olathe Bancorp, Inc., First Federal Savings and Loan Bank, and GPV, Inc. From 1993 to 1994, Mr. Penner worked as a national bank examiner for the Office of the Comptroller of the Currency. Mr. Penner graduated from Wichita State University with a Bachelor of Business Administration degree and a Master of Business Administration degree. He currently serves as a member of the Executive Board of the Wichita State University Alumni Association. Mr. Penner brings experience as an executive and local knowledge of our markets as well as bank regulatory and investment experience to the Board.

Non-Director Executive Officers:

Wendell L. Bontrager has served as Equity Bank President and director of Equity Bank since February 2017. Mr. Bontrager joined Equity Bank from Old National Bank where he served as Region President from 2014 to 2017. Prior to Old National Bank, Mr. Bontrager was the Executive Vice President and Chief Lending Officer of Tower Bank & Trust Company from 2008 to 2014. Mr. Bontrager is a graduate of Goshen College.

Patrick J. Harbert has served as Executive Vice President and Community Markets President of Equity Bank since 2003. Prior to joining the Company, he was the Dodge City Market President for Sunflower Bank from June 1998 to August 2003. He graduated from Friends University with a Bachelor of Arts degree in Business, and he is also a graduate of the Graduate School of Banking at Colorado and the Bank Leaders of Kansas, which is sponsored by the Kansas Bankers Association. Harbert was elected to the Kansas Bankers Association Board of Directors in 2014 to serve a three year term.

Julie A. Huber serves as Executive Vice President and Chief Credit Officer of Equity Bank. Ms. Huber joined Equity Bank in 2003 and has served in a variety of leadership roles for Equity Bank over a period of thirteen years, including overseeing our operations, human resources, compliance functions, and sales and training, and has managed the integration process for each community bank we have acquired. Ms. Huber served as President of Signature Bank following our acquisition of Signature Bank in 2007. Prior to joining the Company, Ms. Huber most recently served as the executive of Sunflower Bank responsible for the retail, operational, compliance and security functions. Ms. Huber graduated from McPherson College with a Bachelor of Science degree in Business Administration and History, received her Master of Business Administration from Baker University in 2014 and is a graduate of the Stonier Graduate School of Banking and the Bank Leaders of Kansas.

Jennifer A. Johnson has served as Executive Vice President, Chief Operations Officer and Chief Information Officer of Equity Bank since January 2012. Ms. Johnson previously served as the Executive Vice President, Chief Operations Officer and Chief Information Officer of Sunflower Bank where she was employed for 27 years. She graduated from Benedictine College with a Bachelor of Arts degree in Business and earned a Master of Business Administration degree from Kansas Wesleyan University. Ms. Johnson was honored as the 2007 Women of Achievement in Business and Industry and Kansas State University Alumni Fellow for the College of Technology. Ms. Johnson is a graduate of the Stonier Graduate School of Banking.

Ann B. Main has served as Executive Vice President and Ozark Mountain Region President of Equity Bank since the closing of the Community First Bancshares, Inc. merger in November 2016. Prior to joining Equity Bank, Ms. Main served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Community First Bank and Chief Financial Officer of Community First Bancshares, Inc. where she was employed since 2002. Her prior experience includes 22 years with Bank of America and predecessors with her most recent position being Arkansas North Regional Retail Executive. She graduated from the University of Arkansas with a Bachelor of Science in Business Administration and is a graduate of The Graduate School of Banking of the South at Louisiana State University. She has also successfully completed the Uniform Certified Public Accountant exam (inactive).

Rolando Mayans has served as Executive Vice President and Chief Risk Officer of Equity Bank since 2013. From 2009 to 2013, Mr. Mayans served as Chief Lending Officer for First National Bank of Hutchinson in Hutchinson, Kansas. He previously served as Chief Credit Officer of Equity Bank from 2006 to 2009. Mr. Mayans previously served as Chief Auditor for Fourth Financial Corporation and Bank IV and was instrumental in leading their due diligence efforts in connection with acquisitions. Mr. Mayans earned a Bachelor of Arts and a Masters in Accounting from Wichita State University. He is also a certified public accountant.

Elizabeth A. Money has served as Executive Vice President and Retail Director of Equity Bank since 2010. Prior to joining the Bank, Ms. Money served as a consultant to the FDIC for SolomonEdwards Group, a privately held, national professional services firm focused on strategy execution. Before joining SolomonEdwards Group, Ms. Money was Vice President, District Manager for U.S. Bank in Kansas City, where she oversaw 16 U.S. Bank locations in the Kansas City metropolitan area and over 150 employees for nearly 10 years. She was also employed by U.S. Bank for nine years in various retail banking roles in the Columbus, Ohio metropolitan area. She is a 2014 graduate of Banking Leadership Missouri, a program of the Missouri Banker’s Association. Ms. Money graduated from Bowling Green State University in Ohio with a Bachelor of Science in Business Administration.

CORPORATE GOVERNANCE

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Risk Management Committee and Audit Committee assist the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board and our Credit Committee oversees our general credit risk management policies and other credit related risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Meetings of the Board

The Board held eight regular meetings and eleven special meetings during 2016. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2)  total number of meetings held by committees on which he or she served.

Leadership Structure

Our Board meets at least eight times a year, and the board of directors of Equity Bank also meets at least eight times a year. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Committees of the Board

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Credit Committee and Risk Management Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee consists of Gary C. Allerheiligen, James L. Berglund, and Gregory L. Gaeddert, with Mr. Berglund serving as chair of the Audit Committee. Our Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Exchange Act and applicable NASDAQ Stock Market LLC (“NASDAQ”) rules require our Audit Committee to be composed entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” under the rules of the NASDAQ and for purposes of serving on an Audit Committee under applicable SEC rules. Our Board also has determined that Mr. Berglund qualifies as an “audit committee financial expert” as defined by the SEC.

Our Board has adopted a written charter for our Audit Committee, which is available on our corporate website at investor.equitybank.com. The Audit Committee held six meetings during 2016.

Compensation Committee

Our Compensation Committee consists of Gary C. Allerheiligen, Jeff A. Bloomer, and Roger A. Buller, with Mr. Allerheiligen serving as chair of the committee. The Compensation Committee is responsible for, among other things:

•	reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our Board has evaluated the independence of the members of our Compensation Committee and has determined that each of the members of our Compensation Committee is an “independent director” under the NASDAQ standards. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

Our Board has adopted a written charter for our Compensation Committee, which is available on our corporate website at investor.equitybank.com. The Compensation Committee held six meetings during 2016.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of P. John Eck, Brad S. Elliott, Shawn D. Penner and Harvey R. Sorensen, with Mr. Sorensen serving as chair of the committee. The Corporate Governance and Nominating Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board for the approval of such recommendation by a majority of the independent directors;

•	reviewing periodically the corporate governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board; and

•	recommending members for each board committee of our Board.

Our Board has evaluated the independence of the members of our Corporate Governance and Nominating Committee and has determined that each of the members of our Corporate Governance and Nominating Committee, other than Brad S. Elliott, is “independent” under the NASDAQ standards.

Our Board has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our corporate website at investor.equitybank.com. The Corporate Governance and Nominating Committee held six meetings during 2016.

Credit Committee

Our Credit Committee consists of James L. Berglund, Brad S. Elliott, Gregory H. Kossover and Shawn D. Penner. The Credit Committee is responsible for, among other things:

•	assisting the Board in fulfilling its oversight responsibilities;

•	reviewing and approving credits above Board-specified dollar limits;

•	monitoring the performance and quality of Equity Bank’s credit portfolio;

•	reviewing and assessing the adequacy of the allowance for loan losses; and

•	overseeing the administration and effectiveness of, and compliance with, Equity Bank’s credit policies.

Risk Management Committee

Our Risk Management Committee consists of Dan R. Bowers, Michael R. Downing, Brad S. Elliott, Gregory L. Gaeddert, Randee R. Koger, Gregory H. Kossover, Jerry P. Maland and Harvey R. Sorensen, with Mr. Gaeddert serving as chair of the committee. The Risk Management Committee is responsible for, among other things:

•	overseeing the Company’s risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling the Company’s principal business risks;

•	ensuring that the Company’s risk management framework is commensurate with its structure, risk profile, complexity, activities and size; and

•	providing an open forum for communications between management, third parties and our Board to discuss risk and risk management.

Director Nominations

Pursuant to its charter, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board. The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The majority of the independent directors meeting in an executive session then approve nominees for presentation and election by the Company’s stockholders.

The Corporate Governance and Nominating Committee also considers director candidates recommended by stockholders who appear to be qualified to serve on our Board and meet the criteria for nominees considered by the committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the Corporate Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees.

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The Corporate Governance and Nominating Committee assesses nominees (1) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (2) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. The Corporate Governance and Nominating Committee also considers the following qualifications in assessing nominees for election or re-election to the Board:

•	demonstrated ability and sound judgment that usually will be based upon broad experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	willingness to objectively appraise management performance;

•	giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters, including attendance at Board meetings, committee meetings and annual stockholders meetings;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•	fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and the interests of its stockholders;

•	diversity of viewpoints, background, experience and other demographics; and

•	other factors deemed relevant and appropriate by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews, from time to time, the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

Procedures to be Followed by Stockholders.

Under Article VI of our Articles, a stockholder may make a nomination or nominations for director of the Company at an annual meeting of stockholders; provided, that the requirements set forth in the Articles have been satisfied. If such requirements have not been satisfied, any nomination sought to be made by such stockholder for consideration and action by the stockholders at such annual meeting of stockholders shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

Accordingly, a stockholder must satisfy the requirements summarized below to nominate a director to the Board of the Company:

•	The stockholder nominating a director must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote on such matter so presented.

•	The stockholder nominating a director must deliver or cause to be delivered a written notice to the Secretary of the Company. Such notice must be received by the Secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about such stockholder that would be required by the Exchange Act, and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved if such stockholder were a nominee of the Company for election as one of its directors; and (e) if requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

•	Notwithstanding satisfaction of the provisions of the requirements set forth above, the proposal described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board.

•	In the event such notice is timely given in accordance with the requirements set forth in the Articles and the business described therein is not otherwise disqualified pursuant to the Articles, such business may be presented by, and only by, the stockholder who shall have given the notice required by the Articles or a representative of such stockholder.

The above summary does not purport to be a complete statement of all the terms and conditions that a stockholder must satisfy to make a proposal or nominate a director. Any stockholder desiring to take any of these actions should consult, without limitation, the Articles, our Bylaws, applicable Kansas law, SEC rules and regulations and their own legal counsel.

Stockholder Communications with Our Board

Stockholders and other interested parties may communicate by writing to John J. Hanley, Senior Vice President and Director of Investor Relations, at our principal executive offices, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.

The Company will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Corporate Code of Business Conduct and Ethics.

Director Attendance at the Annual Meeting

The Board encourages directors to attend the Annual Meeting. All of the Company’s directors attended the Company’s 2016 Annual Meeting of Stockholders held on April 27, 2016, except for Harvey Sorensen.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is available on our corporate website at investor.equitybank.com. The Code of Business Conduct and Ethics may be accessed by selecting “Investor Relations” and then “Corporate Governance” from the menus on our website.

Director Independence

Under the rules of the NASDAQ, independent directors must comprise a majority of our Board. The rules of the NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members and our director nominees based upon the rules of the NASDAQ and the SEC. Applying these standards, our Board has affirmatively determined that, with the exception of Brad S. Elliott, Gregory H. Kossover and Randee R. Koger, each of our directors is an independent director, as defined under the applicable rules.

DIRECTOR COMPENSATION

Fees

During 2016, we paid each of our non-employee directors a monthly retainer of $1,300. In addition, we paid the members of our Audit, Compensation, Corporate Governance and Nominating Committee and Risk Management Committees $300 for each committee meeting attended. The chairman of each of these committees received $550 for each committee meeting attended. We paid our non-employee directors that serve on our Credit Committee a monthly fee of $2,000. Members of our Credit Committee do not receive per meeting fees. Pursuant to our director compensation policy, our directors may elect to receive their compensation in cash, stock or stock options or a combination of cash and stock or stock options. Directors who elect to receive stock options or stock receive them on December 31 of the fiscal year earned. We also reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board.

All of our directors also serve as directors of Equity Bank. During 2016, our directors received no additional compensation for service on the board of Equity Bank other than any meeting fees which may have been earned. Messrs. Elliott and Kossover do not receive any additional compensation for service on our Board and Equity Bank’s board of directors.

The following table sets forth the compensation paid to each non-employee director who served on our Board in 2016:

Name	Fees Earned or Paid in Cash ($)(1)(2)	Total ($)
Gary C. Allerheiligen	$20,700	$20,700
L. James Berglund	42,900	42,900
Jeff A. Bloomer	17,400	17,400
Dan R. Bowers(3)	2,900	2,900
Roger A. Buller	17,400	17,400
Michael R. Downing	17,100	17,100
P. John Eck	17,400	17,400
Gregory L. Gaeddert	20,150	20,150
Wayne K. Goldstein(4)	13,900	13,900
Michael B. High(5)	17,100	17,100
Randee R. Koger	17,100	17,100
Jerry P. Maland(3)	2,900	2,900
David B. Moore(4)	14,200	14,200
Shawn D. Penner	41,400	41,400
Harvey R. Sorensen	19,800	19,800

(1)	Pursuant to our director compensation policy, our directors may elect to receive the compensation payable to them for service as a director of the Company in cash, stock options, stock or a combination thereof. Accordingly, in lieu of a cash payment in the amount set forth in the table above, our directors elected to receive the compensation payable to them as follows:

•	Messrs. Allerheiligen, Buller, and Sorensen and Ms. Koger elected to receive their director compensation entirely in stock options of the Company, for which Mr. Allerheiligen received 3,312 options, Mr. Buller received 2,784 options, Ms. Koger received 2,736 options, and Mr. Sorensen received 3,168 options;

•	Mr. Moore elected to receive his director compensation entirely in stock of the Company, for which he received 422 shares;

•	Messrs. Berglund and Bloomer each elected to receive a portion of their director compensation in cash and stock options of the Company. Mr. Berglund received 3,432 options and $21,450 in cash. Mr. Bloomer received 1,392 options and $8,700 in cash;

•	Messrs. Eck and Gaeddert elected to receive a portion of their director compensation in cash and stock of the Company. Mr. Eck received 232 shares of Company stock and $9,600 in cash. Mr. Gaeddert received 299 shares of stock and $10,075 in cash; and

•	Messrs. Bowers, Downing, Goldstein, High, Maland and Penner each received their director compensation entirely in cash.

(2)	With the exception of stock options granted to directors who elected to receive payment in stock options in lieu of cash payments of their fees, no options were granted to our directors in 2016. Directors that elected to receive stock options received fully-vested options that are exercisable at any time; however, subject to limited exceptions, the stock options may only be exercised by the director. As of December 31, 2016, Mr. Allerheiligen held 9,290 stock options, Mr. Berglund held 14,824 stock options, Mr. Bloomer held 3,049 stock options, Mr. Buller held 17,480 stock options, Mr. Eck held 9,591 stock options, Mr. Gaeddert held 9,339 stock options, Ms. Koger held 17,597 stock options, Mr. Moore held 12,710 stock options, Mr. Penner held 2,000 stock options and Mr. Sorensen held 17,604 stock options. Messrs. Bower, Downing, Maland, Goldstein and High held no stock options.

(3)	Joined the Board on November 14, 2016.

(4)	Resigned from the Board on November 14, 2016.

(5)	Mr. High’s term of office as a director ends at the 2017 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. Our named executive officers for 2016, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Brad S. Elliott, Chief Executive Officer and Chairman of the Board;

•	Gregory H. Kossover, Executive Vice President, Chief Financial Officer and Director; and

•	Julie A. Huber, Executive Vice President and Chief Credit Officer.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2016 and 2015. Except as set forth in the notes to the table, all cash compensation for Messrs. Elliott and Kossover and Ms. Huber was paid by Equity Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Brad S. Elliott	2016	666,230	75,000	—	—		—	—	66,483	(3)	807,713
Chief Executive Officer and Chairman of the Board	2015	367,500	147,221	—	147,221	(2)	—	—	51,259	(4)	713,201

Gregory H. Kossover	2016	278,311	95,000	—	—		—	—	22,403	(5)	395,714
Executive Vice President, Chief Financial Officer and Director	2015	231,753	10,000	—	126,800		—	—	61,012	(6)	429,565

Julie A. Huber	2016	200,010	30,000	—	—		—	—	14,101	(7)	244,111
Executive Vice President and Chief Credit Officer

(1)	These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. See Note 19 to the consolidated financial statements for the year ended December 31, 2015 for a discussion of the associated assumptions used in the valuation of stock-based compensation awards.
(2)	This amount represents the portion of Mr. Elliott’s bonus that was earned in 2015 and paid in the first quarter of 2016 in stock options to purchase Class A Common Stock under the terms of his employment agreement.
(3)	This amount includes (i) club dues of $12,768, (ii) the value of the use of a company owned vehicle $26,765, (iii) life insurance premiums of $16,350 and (iv) Company 401(k) contributions of $10,600.
(4)	This amount includes (i) club dues of $10,923, (ii) the value of the use of a company owned vehicle of $16,536, (iii) life insurance premiums of $13,200 and (iv) Company 401(k) contributions of $10,600.
(5)	This amount includes (i) club dues of $11,803, (ii) Company 401(k) contributions of $10,600.
(6)	This amount includes (i) club dues of $10,815, (ii) fees for services as a director of the Company of $40,500 and (iii) Company 401(k) contributions of $9,697. Mr. Kossover elected to receive 7,849 stock options in lieu of cash payments for his service as a director of the Company.
(7)	This amount includes (i) club dues of $4,883, and (ii) Company 401(k) contributions of $9,218.

Narrative Discussion of Summary Compensation Table

General.

We compensate our named executive officers through a mix of base salary, cash incentive bonuses, long-term incentive compensation and other benefits, which include certain perquisites. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

Base Salary.

The base salaries of our named executive officers have been historically reviewed and set annually by the Board working with our Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources including banking industry trade groups. In addition to considering the information obtained from such sources, the compensation committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•	our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Cash Bonuses.

We typically pay an annual cash incentive award to our named executive officers. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee, within its sole discretion, determines whether such bonuses will be paid for any year and the amount of any bonus paid. Although, historically the Compensation Committee has not relied on any pre-established formula or specific performance measures to determine the amount of the bonuses paid, it does review external market data from outside sources in setting the amount of such bonuses. Additionally, in determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers factors which include:

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service; and

•	our financial performance, including our growth, asset quality and profitability.

Equity Compensation.

We typically pay a portion of our named executive officers’ bonuses in stock options granted under our Amended and Restated 2013 Stock Incentive Plan (the “Stock Incentive Plan”). The purpose of our Stock Incentive Plan is to attract and retain key officers and to encourage performance by providing an ownership stake in our Company through the granting of stock options. We believe that stock options are an appropriate long term incentive to link executives’ performance with stock price appreciation. We continue to review this program with each grant to ensure that this form of equity compensation will drive our executives toward successful long-term business results. For additional discussion of our existing Stock Incentive Plan and grants made under the Stock Incentive Plan, please see “—Awards to Named Executive Officers” below.

Benefits and Perquisites.

Generally, our named executive officers participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a 401(k) plan to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

401(k) Plan. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2015 and 2016, may elect to participate in the 401(k) plan on the same basis as all other employees. In 2015 and 2016, we made contributions to our named executive officers’ accounts based on the contributions made by the named executive officers.

Perquisites. We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2016 and 2015, we provided certain of our named executive officers with the use of a Company owned vehicle and paid for certain club memberships.

Employment Agreements with Named Executive Officers

We have employment agreements with each of Messrs. Elliott and Kossover and Ms. Huber and certain other officers of the Company. Messrs. Elliott’s and Kossover’s and Ms. Huber’s employment agreements provide for the payment of an annual base salary, which will be reviewed at least annually and that may be increased, but not reduced.

Messrs. Elliott’s and Kossover’s employment agreements also provide that beginning January 1, 2017, they will each be eligible to receive an annual incentive payment in accordance with the terms of any applicable incentive plan of the Company and subject to the achievement of any performance goals established by the Board and agreed to by Messrs. Elliott and Kossover, as applicable. The target annual incentive payment for each fiscal year during the term of their respective employment agreements is 75% of their base salary for the applicable year. For 2017, Messrs. Elliott and Kossover will be eligible to participate in the Company’s Annual Executive Incentive Plan; provided, that the Company’s stockholders approve the Annual Executive Incentive Plan. Messrs. Elliott and Kossover are also eligible for annual equity grants in the sole discretion of the Board having an aggregate target value not to exceed the amount equal to 25% of the combined total of their respective base salary and incentive payment. The annual equity grant shall be payable as follows: (i) two-thirds of the total equity grant in the form of options to acquire shares of the Company’s Class A common stock; and (ii) one-third of the total equity grant in the form of restricted shares of Company’s Class A common stock; and 25% of such equity grants shall vest upon receipt with an additional 25% of such equity grant vested on February 15 of each of the next three years. Each such annual equity grant, if awarded, shall be governed by the terms of a separate agreement. If Messrs. Elliott’s or Kossover’s employment is terminated for cause, or Messrs. Elliott or Kossover voluntarily resign without good reason prior to the vesting date of an equity grant, he will forfeit his right to receive certain equity compensation.

Under Mr. Elliott’s employment agreement, if he is terminated (i) by the Company without cause, (ii) by him with good reason or (iii) by the Company or Mr. Elliott if such employment agreement is not renewed, he will be entitled to receive his base salary for a period of twelve months following such termination, subject to compliance with the terms of the employment agreement and execution of a general release in favor of the Company.

Mr. Kossover’s and Ms. Huber’s employment agreements generally provide that upon the termination of his or her employment (i) by the Company due to the executive’s failure to perform his or her duties to the satisfaction of his or her supervisor or the Chief Executive Officer, (ii) by the Company without cause, (iii) by the executive with good reason, or (iv) by the Company or the executive if such employment agreement is not renewed, then Mr. Kossover and Ms. Huber, as applicable, will be entitled to receive his or her base salary for a period of twelve months following such termination, subject to compliance with the terms of the employment agreement and execution of a general release in favor of the Company.

For purposes of the employment agreements, “good reason” includes a change in executive’s status, title position or responsibilities that is materially inconsistent with executive’s existing duties, a material breach of the employment agreement or in the case of Messrs. Elliott’s and Kossover’s employment agreements, he is required to be based any place outside of a thirty-mile radius of Wichita, Kansas.

Messrs. Elliott’s and Kossover’s and Ms. Huber’s employment agreements each contains a change in control provision that provides for a payment to the executive if (i) his or her employment is terminated within twelve months after a change in control for any reason other than death, permanent incapacity or cause, or (ii) he or she resigns for any reason within twelve months after the change in control. Upon a qualifying change in control and termination of his or her employment, Messrs. Elliott and Kossover and Ms. Huber would each be entitled to a payment equal to 2.99 times the sum of (i) his or her prior year’s base salary and (ii) all additional cash compensation paid to him or her and received during such year. Any payments pursuant to the change in control provision are subject to compliance with restrictions imposed by the Code.

Additionally, each of Messrs. Elliott and Kossover and Ms. Huber are bound by the restrictive covenants set forth in their respective employment agreements, which include confidentiality, non-solicitation and non-competition restrictions.

Annual Executive Incentive Plan

Subject to stockholder approval, as described elsewhere in this proxy statement, on November 14, 2016, the Board approved the Company’s Annual Executive Incentive Plan (the “AEIP”) and directed that the AEIP be submitted to the Company’s stockholders for approval at the 2017 Annual Meeting of the Stockholders. The AEIP is a non-equity incentive compensation plan pursuant to which participating executive officers may earn incentive awards payable in cash, stock, restricted stock or options if certain pre-determined performance targets are met. For a more detailed discussion of the AEIP, please see “Item 3—Approval of Company’s Annual Executive Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information relating to the unexercised options held by the named executive officers as of December 31, 2016:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brad S. Elliott	24,000		—		—	17.00	12/31/2017
	120,000		30,000	(1)	—	12.00	12/31/2021
	30,000		—		—	13.00	8/25/2024
	40,665		—		—	14.25	12/31/2024
	32,643	(2)	—		—	21.21	12/31/2026
Gregory H. Kossover	9,750		—		—	13.00	12/31/2023
	11,964		—		—	14.25	12/31/2024
	3,400		5,100	(3)	—	14.25	12/31/2024
	7,849	(4)	—		—	23.39	12/31/2025
	4,000		16,000	(5)	—	23.39	12/31/2025
Julie A. Huber	14,700		—		—	17.00	12/31/2017
	2,000		3,000	(6)	—	14.25	12/31/2024
	1,500		6,000	(7)	—	23.39	12/31/2025

(1)	Represents time-based options granted on January 1, 2012. One-fifth of the options vest on each anniversary of the grant date. The remaining options vested on January 1, 2017.
(2)	Represents the portion of Mr. Elliott’s bonus that was earned in 2015 and paid in the first quarter of 2016 in fully-vested stock options to purchase Class A Common Stock under the terms of his employment agreement.
(3)	Represents time-based options granted on December 31, 2014. One-fifth of the options vest on each anniversary of the grant date. Of the remaining options, 1,700 will vest on each of December 31, 2017, 2018 and 2019, subject to continued employment of Mr. Kossover.
(4)	Mr. Kossover elected to receive fully-vested stock options in lieu of cash payment of director fees of $40,500 for the year ended December 31, 2015.
(5)	Represents time-based options granted on December 31, 2015. One-fifth of the options will vest on each anniversary of the grant date. Of the remaining options, 4,000 will vest on each of December 31, 2017, 2018, 2019 and 2020, subject to continued employment of Mr. Kossover.
(6)	Represents time-based options granted on December 31, 2014. One-fifth of the options vest on each anniversary of the grant date. Of the remaining options, 1,000 will vest on each of December 31, 2017, 2018 and 2019, subject to continued employment of Ms. Huber.
(7)	Represents time-based options granted on December 31, 2015. One-fifth of the options will vest on each anniversary of the grant date. Of the remaining options, 1,500 will vest on each of December 31, 2017, 2018, 2019 and 2020, subject to continued employment of Ms. Huber.

Equity Incentive Plans

2006 Stock Incentive Plan.

As of the date of this proxy statement, Mr. Elliott and certain directors held outstanding options under the Equity Bancshares 2006 Non-Qualified Stock Option Plan (the “2006 Plan”). The 2006 Plan is frozen to new grants and all of the outstanding options held by Mr. Elliott and directors under the 2006 Plan were vested as of December 31, 2016. As of March 17, 2017, 178,000 stock options to purchase shares of our common stock under the 2006 Plan were outstanding.

Amended and Restated 2013 Stock Incentive Plan.

At our 2016 Annual Meeting, the stockholders of the Company approved the Stock Incentive Plan. The Stock Incentive Plan was adopted by our Board to provide equity incentives to employees, non-employee directors and key consultants and contractors with the goal of promoting the long-term growth and financial success of the Company. Under the Stock Incentive Plan, the maximum number of shares of our common stock that may be issued is 900,000 shares, subject to adjustment to reflect stock splits and certain similar transactions as determined by the compensation committee. Such shares may be awarded in the form of nonqualified stock options, restricted stock, restricted stock units or unrestricted stock awards. During 2016, we did not award any time-vested stock options to employees. A portion of Mr. Elliott’s bonus that was earned in 2015 was paid in the first quarter of 2016 in 32,643 fully-vested stock options to purchase Class A Common Stock under the terms of his employment agreement. Our directors elected to receive 16,824 stock options. Options granted to our directors are in lieu of cash payment of Board fees and were fully vested and immediately exercisable as of the grant date. As of March 17, 2017, 4,888 restricted stock units and 541,262 stock options to purchase shares of our common stock were outstanding under the Stock Incentive Plan and 330,195 shares of Common Stock were available for issuance in connection with future awards. In addition, there were 178,000 stock options to purchase shares of our common stock outstanding under the 2006 Plan. No additional options may be granted under this plan. Combined, there were 719,262 options to purchase common stock outstanding under the 2006 Plan and Stock Incentive Plan outstanding as of March 17, 2017. For a more detailed discussion of the options granted to our named executive officers, please see “—Awards to Named Executive Officers.”

Awards to Named Executive Officers

In past years, We have granted time-based options to each of our named executive officers. The time-based options held by each of Messrs. Elliott and Kossover and Ms. Huber vest annually in 20% increments on each of the anniversaries from the grant date over a five-year period. Additionally, Mr. Elliott has received bonus payments owed to him under his employment agreement in the form of fully-vested stock options.

Each of the stock option agreements for the 2015 and 2016 option awards to our named executive officers provides the Company with a repurchase right and imposes certain restrictions on transfer. Upon the termination of employment, we have a right to purchase any shares of common stock of the Company acquired pursuant to a stock option granted under the Stock Incentive Plan at fair market value from such former employee. Shares of our common stock acquired pursuant to an option exercise may not be transferred to any person or entity without the prior written consent of the Company.

Options (whether or not vested) granted to our named executive officers will be forfeited if such individual is terminated for cause. Additionally, options granted to our named executive officers are subject to a clawback provision, which is triggered based upon certain material inaccuracies in the financial statements of the Company or violations of the confidentiality or non-solicitation provisions contained in the stock option agreement.

In addition to the terms described above, the stock option agreements provide the specific terms for the options granted, including the number of shares granted, the price per share, the initial vesting date, the vesting schedule and the expiration date of the grant.

Compensation Committee Interlocks and Insider Participation

As of the date of this Proxy Statement, no members of our Compensation Committee are or have been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Ordinary Banking Relationships

Some of our officers, directors and principal stockholders and their affiliates are customers of Equity Bank. Such officers, directors and principal stockholders and their affiliates have had transactions in the ordinary course of business with us, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and stockholders and their affiliates in the future.

Rights and Restrictions on Class B Common Stock Held by Sponsor Funds

In 2010 and 2012, we issued securities in private placement in reliance upon exemptions from federal securities registration under Section 4(2) or its successor Section 4(a)(2) of the Securities Act, and Rule 506 to certain private equity funds, including, among others, Belfer Investment Partners, L.P. and LIME Partners LLC (collectively, “Belfer Lime”); Compass Island Investment Opportunity Fund A, L.P. and Compass Island Investment Opportunity Fund C, L.P. (collectively, “Compass Island”); Endicott Opportunity Partners III, L.P. (“Endicott”); GEMS Fund, L.P. and GC Partners International, LTD (collectively, “Golub”); and Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot) (such funds, each a “Sponsor Fund” and collectively, the “Sponsor Funds”). The Sponsor Funds purchased a combination of Class A Common Stock and Class B Common Stock, which is non-voting, in these private placements. Upon the transfer of shares of Class B Common Stock, such shares may be exchanged for shares of Class A Common Stock, at the election of the transferee, in connection with a transfer by the Sponsor Fund to an unaffiliated party in the following limited circumstances: (i) a transfer to the Company or Equity Bank; (ii) a widespread public distribution; (iii) a transaction in which no transferee (or group of associated transferees) receives two percent or more of any class of voting securities of the Company; or (iv) to a transferee that would control more than fifty percent of the voting securities of the Company without any transfer from the Sponsor Fund, in each case subject to the terms of the agreement with the Sponsor Fund. Generally, the Sponsor Funds’ right to exchange Class B Common Stock for Class A Common Stock survives until it no longer owns the shares of Class B Common Stock. Each of the Sponsor Funds also agreed to a restriction on transfer that prohibits the Sponsor Fund from transferring its Class B Common Stock except in a transaction in which it would be eligible to exchange Class B Common Stock for Class A Common Stock or to an affiliate of the Sponsor Fund.

Registration Rights Agreements

In connection with our initial public offering, we entered into an Amended and Restated Registration Rights Agreement with Compass Island, Endicott and Patriot to, among other things, provide such parties with demand registration rights. We also entered into a Registration Rights Agreement with each of the purchasers of our Class A Common Stock in connection with our private placement on December 19, 2016. On January 17, 2017, we filed a Registration Statement on Form S-3 to register the shares of common stock held by the investors that are parties to such registration rights agreements.

Management Rights Agreements

In connection with our historical private placement offerings, we entered into Management Rights Agreements and provided certain other rights to investors. As of the date of this proxy statement, each of the Management Rights Agreements has terminated.

Legal Fees Paid to Wise & Reber, L.C.

Ms. Koger, a member of our Board, is a partner at Wise & Reber, L.C. We have used this law firm for various legal matters and we paid legal fees of approximately $108,564, $40,910 and $17,040 to Wise & Reber, L.C. for the years ended December 31, 2014, 2015 and 2016, respectively.

Review and Approval of Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. In addition, certain of the private equity funds that invested in the Company provided a set of passivity commitments to the Federal Reserve in connection with their initial investments in us. These passivity commitments included, among other things, limitations on the ability of the private equity funds to conduct transactions with us or our affiliates. These passivity commitments also included the agreement of each of the private equity funds not to, without the prior approval of the Federal Reserve, among other things, exercise or attempt to exercise a controlling influence over our management or policies, have or seek to have more than one representative serve on our Board or permit any representative to serve as the chairman of our Board or any committee thereof.

We have adopted a related person transaction policy in order to comply with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our audit committee. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the related party’s relationship to the Company, the nature of the proposed transaction, the nature of the related party’s direct or indirect interest in the transaction, and the related party’s relationship to or ownership interest in any other party to, or which has an interest in the transaction. A copy of this policy and our Audit Committee charter is available on our corporate website at investor.equitybank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 17, 2017, subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207.

Name of Beneficial Owner(1)	Class A Common Stock
	Number	Percentage(20)
5% Stockholders:
Entities affiliated with RMB Capital Management, LLC(2)	687,317	5.7%

Directors and Named Executive Officers:

Brad S. Elliott(3)	487,721	4.0%
Gregory H. Kossover(4)	126,123	1.1%
Julie A. Huber(5)	53,976	*
Gary C. Allerheiligen(6)	24,310	*
L. James Berglund(7)	32,824	*
Jeff A. Bloomer(8)	10,449	*
Roger A. Buller(9)	141,497	1.2%
Michael R. Downing(10)	70,023	*
P. John Eck(11)	219,940	1.8%
Gregory L. Gaeddert(12)	33,638	*
Jerry P. Maland(13)	149,696	1.3%
Michael B. High(14)	200	*
Randee R. Koger(15)	62,682	*
Dan R. Bowers(16)	137,755	1.2%
Shawn D. Penner(17)	128,895	1.1%
Harvey R. Sorensen(18)	59,261	*
All Directors and Executive Officers as a Group (22 Persons)(19)	1,855,145	14.9%

*	Indicates less than 1%
(1)	Unless otherwise noted, all references are to shares of Equity common stock.
(2)	This information is derived from the Schedule 13G filed with the SEC on February 13, 2017 by RMB Capital Management, LLC. RMB Capital Management LLC is the investment manager of Iron Road Capital Partners L.L.C. RMB Capital Holdings LLC is the ultimate parent company of RMB Capital Management LLC. RMB Capital Management, LLC, or entities affiliated with RMB Capital Management, LLC, may own additional shares of Equity common stock of which Equity is unaware. The address for RMB Capital Management, LLC and its affiliates is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.
(3)	Includes (i) 191,939 shares held of record by Mr. Elliott, (ii) 3,500 shares held in Mr. Elliott’s individual retirement account, (iii) 9,615 shares held of record by Equity Holdings, LLC of which Mr. Elliott is the managing member and (iv) 282,667 shares issuable upon the exercise of options exercisable within 60 days. Mr. Elliott has pledged 172,210 shares of his Equity common stock as security for certain obligations.
(4)	Includes (i) 85,811 shares held of record by the Gregory H. Kossover Revocable Trust of which Mr. Kossover serves as the trustee and (ii) 40,312 shares issuable upon the exercise of options exercisable within 60 days.
(5)	Includes (i) 21,796 shares held of record by Ms. Huber, (ii) 28,500 shares jointly held of record by Ms. Huber and her spouse, and (iii) 3,500 shares issuable upon the exercise of options exercisable within 60 days.
(6)	Includes (i) 7,500 shares held of record in Mr. Allerheiligen’s individual retirement account, (ii) 7,520 shares held of record by the Gary C. Allerheiligen Living Trust DTD 1-5-2006 of which Mr. Allerheiligen serves as trustee (the “GCA Trust”), and (ii) 9,290 shares issuable upon the exercise of options exercisable within 60 days.
(7)	Includes (i) 10,000 shares held of record by the L. James Berglund Revocable Trust of which Mr. Berglund serves as the trustee, (ii) 8,000 shares held of record by the Deana K. Berglund Revocable Trust of which Mr. Berglund’s spouse serves as the trustee and (iii) 14,824 shares issuable upon the exercise of options exercisable within 60 days.
(8)	Includes (i) 3,700 shares held of record by Mr. Bloomer, (ii) 3,700 shares held of record in the Sharon S. Bloomer Trust DTD 11-12-02 of which Mr. Bloomer’s father serves as the trustee, and (iii) 3,049 shares issuable upon the exercise of options exercisable within 60 days.
(9)	Includes (i) 85,000 shares held of record by Buller Revocable Family Trust of which Mr. Buller serves as trustee, (ii) 34,017 shares held of record in Mr. Buller’s individual retirement account, (iii) 5,000 shares held of record in Mr. Buller’s spouse’s individual retirement account and (iv) 17,480 shares issuable upon the exercise of options exercisable within 60 days.
(10)	Includes 70,023 shares held of record by Mr. Downing. Mr. Downing previously had voting control over 99,802 shares held of record by Mr. Downing’s three sisters and Mr. Downing disclaimed any beneficial ownership attributable to such shares. This power of attorney was terminated in August 2016 and Mr. Downing no longer possesses voting control over such shares.
(11)	Includes (i) 102,732 shares held of record by Mr. Eck, (ii) 92,617 shares held of record by the Eck 90 Trust of which Mr. Eck serves as trustee, (iii) 15,000 shares held in Mr. Eck’s individual retirement account and (iv) 9,591 shares issuable upon the exercise of options exercisable within 60 days.

(12)	Includes (i) 8,299 shares held of record by Mr. Gaeddert, (ii) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member and (iii) 7,339 shares issuable upon the exercise of options within 60 days.
(13)	Includes (i) 15,828 shares held of record by Mr. Maland, (ii) 125,702 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees, (iii) 5,954 shares held of record by Mr. Maland’s spouse, and (iv) 2,212 shares held of record under the Community First Employee Stock Ownership Plan, which are pending distribution to Mr. Maland subject to the satisfaction of certain conditions.
(14)	Mr. High’s term of office as a director will end at the 2017 Annual Meeting of Stockholders.
(15)	Includes (i) 47,085 shares of stock held of record by Ms. Koger and (ii) 15,597 shares issuable upon the exercise of options within 60 days.
(16)	Includes (i) 726 shares held of record in Mr. Bowers’ individual retirement account and (ii) 137,029 shares held of record by the Dan R. Bowers Revocable Trust of which Mr. Bowers serves as the trustee.
(17)	Includes 128,895 shares jointly held of record by Mr. Penner and his spouse. Mr. Penner has pledged 124,469 shares as security for certain obligations.
(18)	Includes (i) 34,018 shares held of record by Blau Investment Co., LLC of which Mr. Sorensen’s spouse serves as President, (ii) 3,320 shares held of record by Mr. Sorensen’s individual retirement account, (iii) 3,319 shares held of record by Mr. Sorensen’s spouse’s individual retirement account, (iv) 1,000 shares jointly held of record by Mr. Sorensen and his spouse, and (v) 17,604 shares issuable upon the exercise of options exercisable within 60 days. Blau Investment Co., LLC has pledged 34,018 shares as security for certain obligations.
(19)	Includes 430,809 shares issuable upon the exercise of options exercisable within 60 days by such group. Individuals in this group have separately pledged a total of 444,208 shares as security for certain obligations of such individuals.
(20)	Based on 12,015,724 shares of Equity common stock outstanding as of March 17, 2017, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2016, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except for the following late filings due to administrative oversight by the Company for each of Messrs. Allerheiligen, Berglund, Bloomer, Buller, Eck, Gaeddert, Koger and Sorensen, which each related to the Company’s issuance of options to purchase Class A Common Stock on December 30, 2016. The Form 4 for each of these individuals was filed with the SEC on January 10, 2017.

ITEM TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected Crowe Chizek LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017. Crowe Chizek LLP has audited the Company’s financial statements since 2008. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2016 was completed by Crowe Chizek LLP on March 16, 2017.

The Board is submitting the selection of Crowe Chizek LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Crowe Chizek LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Crowe Chizek LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Crowe Chizek LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm at any time.

Vote Required

The ratification of Crowe Chizek LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Crowe Chizek LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE CHIZEK LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2017.

AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Audit Committee Report

In accordance with its charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2016 be included in the Form 10-K, which was filed with the SEC on March 16, 2017. The Audit Committee also selected Crowe Chizek LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Crowe Chizek LLP is in fact independent.

Members of the Audit Committee:

James L. Berglund (Chairman)

Gary C. Allerheiligen

Gregory L. Gaeddert

Audit Committee Pre-Approval Policy

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to us must constitute not more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

Fees and Services of Independent Registered Public Accounting Firm

The table below sets forth the aggregate fees and expenses billed by Crowe Chizek LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2016 and 2015:

	For the Years Ended December 31,
	2016	2015
Audit Fees(1):	$494,444	$328,976
Audit Related Fees(2)	140,000	241,591
Tax Fees	—	—
All Other Fees	—	—

Total	$634,444	$570,567

(1)	Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to acquisition-related and other stock registration filings in the year ended December 31, 2016 and to our initial public offering in the year ended December 31, 2015.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Crowe Chizek LLP’s independence and has concluded that it is consistent.

ITEM 3. APPROVAL OF COMPANY’S ANNUAL EXECUTIVE INCENTIVE PLAN

The Board recommends that our stockholders approve the Company’s Annual Executive Incentive Plan.

Introduction and Background

We are asking our stockholders to approve the Company’s Annual Executive Incentive Plan (the “AEIP” or the “plan”). The Compensation Committee recommended and our Board has unanimously approved the plan subject to approval by our stockholders.

Stockholder approval of the AEIP will also constitute approval for purposes of Section 162(m) of (i) the annual per-participant limit on the amount of a performance award under the plan and (ii) the classes of participants eligible to receive awards under the plan.

Our executive officers designated by the Compensation Committee to participate in the AEIP, which may include any of our named executive officers, will be eligible to receive awards under the AEIP and therefore have an interest in this proposal.

Why the Board is Seeking Approval of the AEIP

Our Board believes that the AEIP will advance the interests of the Company and its stockholders by motivating eligible executive officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers. Accordingly, the Board has voted, subject to stockholder approval, to adopt the AEIP. If our stockholders do not approve the AEIP, it will be rescinded and no payments will be made under it to any executive officer. However, the Company reserves the right to provide other forms of incentive payments to its executives officers that may not be deductible by the Company.

Summary of the AEIP

The following paragraphs provide a brief summary of the principal features of the AEIP and its operation. Because the following is a summary, it may not contain all of the information that is important to you. A copy of the AEIP is attached as Appendix A to this proxy statement. The description that follows is qualified in its entirety by reference to the full text of the AEIP as set forth in Appendix A.

Background and Purpose. The AEIP is intended to provide an incentive for superior work and to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives, while assuring that awards of incentive payments to executive officers from the performance pool to be established under the AEIP each year constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Eligibility. Each executive officer of the Company designated by the Compensation Committee is eligible to participate in the AEIP.

Administration. The AEIP is administered by the Compensation Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m) of the Code. The Compensation Committee shall have the sole authority and discretion to administer and interpret the AEIP in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m) of the Code. Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any participant in the plan. Decisions of the Compensation Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and participants and their beneficiaries.

Performance Criteria. Under the terms of the AEIP, within 90 days after each performance period begins (or such other date as may be required or permitted under Section 162(m) of the Code), the Compensation Committee, after consultation with the Company’s Chief Executive Officer, shall establish the target performance award for each participant in the AEIP and the performance objective or objectives that must be satisfied in order for a participant in the plan to receive a performance award under the plan for such performance period (i.e., the Company’s fiscal year or such longer period as may be approved by the Compensation Committee). Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria, as determined by the Compensation Committee: (i) growth in earnings; (ii) growth in pre-tax, pre-provision income; (iii) overall earnings/income level; (iv) operating income; (v) net income (before and after taxes); (vi) EBITDA; (vii) earnings per share; (viii) cash earnings per share; (ix) growth in earnings per share; (x) pre-tax pre-provision income; (xi) operating loss containment; (xii) revenue; (xiii) growth in overall revenue; (xiv) return measures (including, but not limited to, assets, equity, invested capital or sales); (xv) stock price (including, but not limited to, growth measures and total stockholder return); (xvi) operating leverage; (xvii) cash flow (including, but not limited to, operating cash flow and free cash flow); (xviii) credit quality and credit metrics including, but not limited to, net charge offs/average loans, classified assets to capital and allowance and non-performing assets/total assets; (xix) loan loss reserve; (xx) reduction in non-performing assets; (xxi) reduction in criticized or classified assets; (xxii) efficiency ratio; (xxiii) gross margins; (xxiv) capital strength; (xxv) financial or credit ratings; (xxvi) assets under management (AUM) metrics including, but not limited to net AUM flows and gross AUM flows; (xxvii) balance sheet measures, including, but not limited to loan growth and deposit growth; (xxviii) market to book ratio; (xxix) risk management and regulatory compliance; (xxx) and client service, cross sales, employee engagement and strategic management. The Compensation Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the performance objectives set forth above to a performance award at the time of grant of the performance award.

At the end of the performance period for an award, the Compensation Committee will determine the extent to which the performance objectives established for the performance period have been achieved and determine the payout of the performance award for each participant in the AEIP. The maximum payments that may be made under the AEIP with respect to any performance period (i.e., the Company’s fiscal year or such longer period as may be approved by the Compensation Committee) are (i) $4,000,000 for the Chief Executive Officer and (ii) $2,000,000 for all other participants. In addition, the Compensation Committee, at its sole discretion, may reduce the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given participant.

If a participant dies or becomes disabled prior to the last day of the performance period for which a performance award is payable, such participant may receive a performance award under the plan equal to the target award payable to such participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the performance period in which the participant’s death or disability occurs prior to and including the date of the participant’s death or disability and the denominator of which is the total number of days in the performance period, or such lesser amount as the Compensation Committee may deem appropriate. Except as otherwise provided by the AEIP, the payment of any performance award shall be conditioned upon the participant’s employment by the Company on the day the performance award is paid; provided, however, that the Compensation Committee may, in its sole discretion, make exceptions to this requirement. In the event of a change of control, the Compensation Committee (as constituted immediately prior to the change of control) shall, in its sole discretion, determine whether and to what extent the performance criteria and objective have been met for the performance period in which the change of control occurs.

Payments. The Compensation Committee shall determine whether any performance award payable under the plan is payable in cash, or in stock, restricted stock or options. Any shares of stock, restricted stock or options payable in settlement of a performance award will be granted under and subject to the terms of Company’s Amended and Restated 2013 Stock Incentive Plan.

Effective Date of Plan. The AEIP shall be effective as of the first day of the Company’s 2017 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Compensation Committee, provided that the AEIP is approved by the affirmative vote of a majority of the votes cast at the Company’s 2017 Annual Meeting of the Stockholders.

Amendment. The Compensation Committee may amend or otherwise modify the AEIP from time to time as it deems appropriate. However, the Compensation Committee shall not amend the AEIP without approval of stockholders of the Company if such amendment would result in payments not qualifying for deductibility under Section 162(m) of the Code, as determined by the Compensation Committee in good faith.

Federal Tax Aspects. As discussed above, if the stockholders approve the 2016 EIP, the compensation payable under the 2016 EIP that qualifies as “qualified performance-based compensation” under Section 162(m) of the Code will be fully deductible by the Company.

Plan Benefits

Since the Compensation Committee in its sole discretion will authorize awards, future benefits under the AEIP are not currently determinable. Under Messrs. Elliott’s and Kossover’s employment agreements, the target annual incentive payment for each fiscal year during the term of their respective employment agreement is 75% of their base salary for the applicable year.

Summary

We believe strongly that the approval of the AEIP is essential to our success. Awards such as those provided under the AEIP constitute an important incentive for our executive officers and help us to attract, retain and motivate executives whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the AEIP is an important tool that enables us to compete for talent in the challenging labor markets in which we operate.

Vote Required

The approval of the AEIP will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to approval of the AEIP will have the effect of a vote against the approval of the AEIP. A broker non-vote will not affect the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF COMPANY’S ANNUAL EXECUTIVE INCENTIVE PLAN.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the Company’s 2018 Annual Meeting and to have the proposal included in the Company’s related proxy statement pursuant to Rule 14a-8 of the Exchange Act must send the proposal to Corporate Secretary, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207, so that it is received no later than November 27, 2017. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, our Articles provide that only such business which is properly brought before a meeting of the stockholders will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Secretary of the Company at our offices no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. Such notice to us must also provide certain information set forth in the Company’s Articles. A copy of our Articles may be obtained upon written request to the Secretary of the Company or by visiting our corporate website at investor.equitybank.com.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, to any stockholder upon written request to Investor Relations, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2016, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

APPENDIX A

EQUITY BANCSHARES, INC.

ANNUAL EXECUTIVE INCENTIVE PLAN

SECTION 1-PURPOSE

The Equity Bancshares, Inc. Annual Executive Incentive Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Equity Bancshares, Inc. (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives.

SECTION 2-DEFINITIONS

“Bank” means the Company’s wholly-owned subsidiary, Equity Bank, a Kansas state bank.

“Board” means the Company’s Board of Directors.

“Change in Control” means the first to occur of any of the following events from and after the date of this Agreement:

(a)	Any person, entity or a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act, as amended (the “Exchange Act”)) becomes the beneficial owner, directly or indirectly of securities of the Company or the Bank representing 50% or more of: (i) the then outstanding shares of common stock of the Company or the Bank, as applicable; (ii) the combined voting power of the Company or the Bank’s then outstanding securities, as applicable; or (iii) the fair market value of all the Company or the Bank’s then outstanding securities, as applicable; provided, however, if any person, entity or group is considered to own more than 50% of (x) the then outstanding shares of common stock of the Company or the Bank, as applicable; (y) the combined voting power of the Company or the Bank’s then outstanding securities, as applicable; or (z) the fair market value of all the Company or the Bank’s then outstanding securities, as applicable, the acquisition of additional securities by the same person, entity or group shall not be deemed to be a Change in Control; or

(b)	The majority of the members of the Board is replaced during any 24-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c)	The consummation of a merger or consolidation of the Company or the Bank with any other entity other than (i) a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company or the Bank (or similar transaction) in which no person, entity or “group” (as defined in Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of (i) the then outstanding shares of common stock of the Company or the Bank; (ii) the combined voting power of the Company or the Bank’s then outstanding securities; or (iii) the fair market value of all the Company or the Bank’s then outstanding securities; or

(d)	The sale or disposition of all or substantially all of the assets of the Company or the Bank, as applicable;

provided, however, that notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transaction immediately following which the holders of the common stock of the Company or the Bank immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company or the Bank immediately following such transaction or series of transactions.

For purpose of this definition, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

“Committee” means the Compensation Committee of the Board.

“Company” means Equity Bancshares, Inc.

“Participant” means each executive officer of the Company designated by the Committee to participate herein with respect to a Performance Period.

“Performance Goals” has the meaning set forth in Section 4(a).

“Performance Period” means each fiscal year or such longer period as the Committee may determine with respect to a performance award.

“Plan” means the Equity Bancshares, Inc. Annual Executive Incentive Plan, as set forth herein and as may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

SECTION 3-ADMINISTRATION

The Plan shall be administered by the Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m). The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m). Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any Participant. Decisions of the Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and Participants and their beneficiaries.

SECTION 4-PERFORMANCE AWARDS

(a) Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee, after consultation with the Company’s Chief Executive Officer, shall establish the target performance award for each Participant and the performance objective or objectives that must be satisfied in order for a Participant to receive a performance award hereunder for such Performance Period. Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria (each, a “Performance Goal”), as determined by the Committee:

i.	growth in earnings;
ii.	growth in pre-tax, pre-provision income;
iii.	overall earnings/income level;
iv.	operating income;
v.	net income (before and after taxes);
vi.	EBITDA;

vii.	earnings per share;
viii.	cash earnings per share;
ix.	growth in earnings per share;
x.	pre-tax pre-provision income;
xi.	operating loss containment;
xii.	revenue;
xiii.	growth in overall revenue;
xiv.	return measures (including, but not limited to, assets, equity, invested capital or sales);
xv.	stock price (including, but not limited to, growth measures and total stockholder return);
xvi.	operating leverage;
xvii.	cash flow (including, but not limited to, operating cash flow and free cash flow);
xviii.	credit quality and credit metrics including, but not limited to, net charge offs/average loans, classified assets to capital and allowance and non-performing assets/total assets;
xix.	loan loss reserve;
xx.	reduction in non-performing assets;
xxi.	reduction in criticized or classified assets;
xxii.	efficiency ratio;
xxiii.	gross margins;
xxiv.	capital strength;
xxv.	financial or credit ratings;
xxvi.	assets under management (AUM) metrics including, but not limited to net AUM flows and gross AUM flows;
xxvii.	balance sheet measures, including, but not limited to loan growth and deposit growth;
xxviii.	market to book ratio;
xxix.	risk management and regulatory compliance; and
xxx.	client service, cross sales, employee engagement and strategic management.

(b) A Performance Goal applicable to a performance award may provide for a targeted level or levels of achievement measured on a GAAP or non-GAAP basis, as determined by the Committee. A Performance Goal also may (but is not required to) be based solely by reference to the performance of the Participant, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals applicable to a performance award at the time of grant of the performance award. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

(c) Maximum Awards Allowable. At the end of the Performance Period for an award, the Committee will determine the extent to which the performance objectives established for the Performance Period have been achieved and determine the payout of the performance award for each Participant. Any provision of this Plan notwithstanding, in no event shall any Participant receive a performance award hereunder in respect of any Performance Period in excess of amounts listed on the following schedule:

Participant Maximum Award

Chief Executive Officer: $4,000,000

All others: $2,000,000

(c) Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee, at its sole discretion may reduce the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given Participant.

(d) Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which a performance award is payable, such Participant may receive a performance award hereunder equal to their target award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period, or such lesser amount as the Committee may deem appropriate.

(e) Employment Requirement. Except as set forth in Section 4(d), the payment of any performance award shall be conditioned upon the Participant’s employment by the Company on the day the performance award is paid; provided, however, that the Committee may, in its sole discretion, make exceptions to this requirement.

(f) Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria and objective have been met for the Performance Period in which the Change of Control occurs.

(g) Forfeiture of Performance Award. Notwithstanding anything herein to the contrary, each Participant shall, in the discretion of the Committee, reimburse the Company for the amount of any performance award received by such individual under the Plan to the extent such performance award or the value of such performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

SECTION 5-PAYMENTS

(a) In General. Except as otherwise provided hereunder, payment of any performance award determined under Section 4 with respect to a Performance Period, shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and the amount of any such performance award. Such payments shall be made during the two and one-half month period immediately after the end of the calendar year during which the relevant Performance Period ends, but in no event later than the December 31 of such subsequent year.

(b) Form of Payment. The Committee shall determine whether any performance award payable under this Plan is payable in cash, or in stock, restricted stock or options.

SECTION 6-GENERAL PROVISIONS

(a) Effective Date of the Plan. The Plan shall be effective as of the first day of the Company’s 2017 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Committee, provided that the Plan is approved by the affirmative vote of a majority of the votes cast at the Company’s 2017 Annual Meeting of the Stockholders.

(b) Amendment to the Plan. The Committee may amend or otherwise modify the Plan from time to time as it deems appropriate to service the Plan’s purposes. However, the Committee shall not amend the Plan, without the appropriate approval of stockholders of the Company, if such amendment would result in payments not qualifying for deductibility under Section 162(m) as determined by the Committee in good faith.

(c) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

(d) No Right to Continued Employment. Nothing in this Plan shall be construed as conferring upon any participant any right to continue in the employment of the Company.

(e) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company form taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(f) Taxes. Any amount payable to a Participant or a beneficiary under this plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.

(g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h) Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Kansas and applicable federal law.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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EQUITY BANCSHARES, INC.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 6:00 p.m., Central Time, on April 25, 2017.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY - EQUITY BANCSHARES, INC.

▲  FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED  ▲

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

1. Election of Directors	FOR	AGAINST	ABSTAIN

(1) Gary C. Allerheiligen	☐	☐	☐

(2) Jeff A. Bloomer	☐	☐	☐

(3) P. John Eck	☐	☐	☐

(4) Gregory L. Gaeddert	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of Crowe Chizek LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval of the Company’s Annual Executive Incentive Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.

Please mark here if you plan to attend the annual meeting:  ☐

COMPANY ID: PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the

2017 Annual Meeting of Stockholders to be held April 26, 2017

The Notice of 2017 Annual Meeting, Proxy Statement and our 2016 Annual

Report to Stockholders are available at investor.equitybank.com.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Annual Meeting of Stockholders

April 26, 2017, 5:00 p.m. Central Time

The 2017 Annual Meeting of Stockholders of Equity Bancshares, Inc. will be held on April 26, 2017 at 5:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206. The undersigned acknowledges receipt of the related Notice of 2017 Annual Meeting of Stockholders and Proxy Statement, dated March 22, 2017, accompanying this proxy.

The undersigned appoints Brad S. Elliott and Gregory H. Kossover, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on March 13, 2017 at the 2017 Annual Meeting of Stockholders of Equity Bancshares, Inc. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND ITEM 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)